                                                                  Exhibit (e)(2)

                                 AMENDMENT NO. 1
                                       TO
                             DISTRIBUTION AGREEMENT

     AMENDMENT NO. 1 to DISTRIBUTION AGREEMENT, effective as of February 27, 2004 by and between The Glenmede Fund, Inc., a company organized under the laws of the state of Maryland (the "Fund") and Quasar Distributors, LLC., a Delaware limited liability company (the "Distributor").

     WHEREAS, the Fund and the Distributor entered into a Distribution Agreement dated October 1, 2001, as amended from time to time (the "Distribution Agreement"); and

     WHEREAS, the Fund and the Distributor desire to amend the Distribution Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.   AMENDMENTS.

     (a) APPENDIX A to the Distribution Agreement is hereby amended by deleting such APPENDIX A in its entirety and replacing it with APPENDIX A attached hereto as Exhibit I.

2.   MISCELLANEOUS.

     (a) Except as amended hereby, the Distribution Agreement shall remain in full force and effect.

     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


QUASAR DISTRIBUTORS, LLC                      THE GLENMEDE FUND, INC.


By:  /s/ James Schoenike                      By: /s/ Mary Ann B. Wirts
   ------------------------------                 ---------------------

Name:  James Schoenike                        Name: Mary Ann B. Wirts
      ----------------------------                  -----------------

Title: President                              Title: President
       -----------------                             -----------------

                             THE GLENMEDE FUND, INC.
                             DISTRIBUTION AGREEMENT

                                   APPENDIX A
                             AS OF FEBRUARY 27, 2004

FUNDS OF THE GLENMEDE FUND, INC.                        CLASS
-----------------------------------------------------   ------------------------
Government Cash Portfolio                               Single class of shares

Tax-Exempt Cash Portfolio                               Single class of shares

Core Fixed Income                                       Single class of shares

Strategic Equity Portfolio                              Single class of shares

Institutional International Portfolio                   Single class of shares

International Portfolio                                 Single class of shares

Small Cap Equity Portfolio                              Institutional Shares
                                                        Advisor Shares

Large Cap Value Portfolio                               Single class of shares

Small Capitalization Growth Portfolio                   Single class of shares

Large Cap 100 Portfolio                                 Single class of share

Large Cap Growth Portfolio                              Single class of shares


The Glenmede Fund, Inc.                      Quasar Distributors, LLC


By: /s/ Mary Ann B. Wirts                    By:  /s/ James Schoenike
    ---------------------                       ---------------------
    Name:  Mary Ann B. Wirts                     Name: James Schoenike
     Title: President                             Title: President

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